UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

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ROCKY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 16, 2018, Rocky Brands, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders.  The following directors were elected to serve until the 2020 Annual Meeting of Shareholders according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Non Votes
Michael L. Finn	4,559,826	267,846	1,843,039
G. Courtney Haning	3,810,922	1,016,750	1,843,039
William L. Jordan	4,642,183	185,489	1,843,039
Curtis A. Loveland	3,872,744	954,928	1,843,039
Robert B. Moore, Jr.	4,661,925	165,747	1,843,039

The shareholders voted on a resolution to approve on an advisory, nonbinding basis, the compensation of the Company’s named executive officers according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
4,632,316	105,784	89,572	1,843,039

Finally, the shareholders ratified the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
6,604,298	23,012	43,401	0

Item 8.01Other Events.

The Company issued a press release on May 17, 2018 announcing a $0.01 increase of its quarterly dividend to $0.12 per share of outstanding common stock. The increased dividend will be payable on June 15, 2018 to shareholders of record as of May 31, 2018. The press release announcing the increase in the quarterly cash dividend is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99Press Release, dated May 17, 2018, entitled “Rocky Brands Declares Increase in Quarterly Cash Dividend”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2018

Rocky Brands, Inc.

 /s/ Thomas D. Robertson

Thomas D. Robertson

Executive Vice President, Chief Financial Officer, and Treasurer